                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    --------


Date of Report (Date of earliest event reported):                  July 26, 2000


                              MEDINEX SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                   000-26337
(State or Other Jurisdiction      -----------------          82-0514605
    of Incorporation or           (Commission File        (I.R.S. Employer)
       Organization)                    Number)        Identification Number)


                        806 WEST CLEARWATER LOOP, SUITE N
                                  POST FALLS, ID          83854
               (Address of Principal Executive Offices) (Zip Code)

   Registrant's telephone number, including area code:        (208) 777-4200


               ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

POLITICS.COM, INC.

               On July 26, 2000, Medinex Systems, Inc., formerly known as Netivation.com, Inc. ("Medinex"), sold all of the issued and outstanding stock of Raintree Communications Corporation, Public Disclosure, Inc., Net.Capitol, Inc., and U.S. Congress Handbook, Inc., along with certain other political-related assets, to Politics.com, Inc. ("Politics.com") in exchange for 40,100,000 shares of common stock of Politics.com. Politics.com, a Delaware corporation, is a developer of Internet-based products and services for public affairs and political organizations. The assets were sold to Politics.com pursuant to an Asset Purchase Agreement dated as of July 14, 2000. Prior to the closing, there was no material relationship between Politics.com, and its affiliates, on the one hand, and Medinex, and its affiliates, on the other hand.

               The amount of consideration specified in the Asset Purchase Agreement and received by Medinex was 40,100,000 shares of common stock of Politics.com. The 40,100,000 shares Medinex received pursuant to the transaction represent just more than 80% of Politics.com's outstanding stock, are "restricted securities" (within the meaning of Rule 144 under the Securities Act of 1933, as amended), and are subject to a six month contractual restriction on transfer. As a result of the sale, Politics.com became a majority-owned subsidiary of Medinex. In connection with the transaction, Howard R. Baer and Kevin C. Baer (and their affiliates), (i) canceled in the aggregate approximately $1,400,000 of indebtedness owed to them by Politics.com and (ii) surrendered to Politics.com an aggregate of 1,166,307 shares of Politics.com's common stock, $0.00001 par value per share.

               The purchase price was the result of arm's-length negotiation between Politics.com and Medinex, based on Politics.com's and Medinex's evaluation of the fair market value of the Medinex assets sold.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               Pursuant to Item 310 of Regulation S-B(c) and (d), any required financial statements will be filed as an amendment to this report not later than sixty (60) days from the date this report is filed.

         (c)   Exhibits.

               2.1 Asset Purchase Agreement, dated as of July 14, 2000, by and between Politics.com, Inc. and Medinex Systems, Inc., formerly known as Netivation.com, Inc.; incorporated by reference to Exhibit A to the Registrant's
Schedule 13D filed with the SEC on August 4, 2000. All exhibits and schedules pertaining thereto are available upon request from Medinex.

               99.1     Press Release dated July 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

         Dated as of August 9, 2000.

                                       MEDINEX SYSTEMS, INC.

                                       By  /s/  Anthony J. Paquin
                                       -----------------------------------------
                                       Anthony J. Paquin
                                       President and Chief Executive Officer


                                       2